Lithia Motors Schedules Release of Fourth Quarter and Full Year 2011 Results

MEDFORD, OR -- (Marketwire - February 07, 2012) - Lithia Motors, Inc. (NYSE: LAD) today announced that its fourth quarter and full year 2011 earnings will be released before the market opens on Wednesday, February 22, 2012. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available on February 22, 2012 through March 7, 2012 by calling 877-660-6853 (Conference ID: 387816, Account: 305).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 85 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

John North
VP Finance and Controller
(541) 618-5748